Exhibit 99.2

Filed pursuant to Rule 425 under the

Securities Act of 1933, as amended, and

deemed filed under Rule 14a-12 under the

Securities Exchange Act of 1934, as amended

Filer: Broadcom Corporation

Commission File No.: 000-23993

Subject Company: Broadcom Corporation

Email from Scott McGregor to Broadcom Employees

Broadcom Colleagues,

Today Avago Technologies and Broadcom Corporation announced that all regulatory approvals have been obtained, and that the election period for Broadcom Shareholders will begin on or about December 11, 2015 in preparation for a closing targeted for February 1, 2016.

You can read the press release here (http://www.broadcom.com/press/release.php?id=s945830).

As I said when the transaction was announced, I believe this merger will benefit all of Broadcom’s key stakeholders. Customers will gain access to a greater breadth of technology. Employees will have new opportunities as part of the third largest semiconductor company in the world. For shareholders the transaction provides both compelling up-front value as well as the opportunity to participate in the future upside of the combined business. The new company, Broadcom Limited, will build on the strengths of both companies as a leader in both the communications markets as well as the broader semiconductor industry.

I appreciate your focus as we continue to operate as separate companies until close. Thank you for your support during the integration planning over the past several months and for your contributions to Broadcom. I am proud of the legacy that we have created together.

Scott.

Forward Looking Statements

All statements included or incorporated by reference in this document, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Broadcom’s current expectations, estimates and projections about its business and industry, management’s beliefs, and certain assumptions made by Broadcom and Avago, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,”

similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, references to the anticipated benefits of the proposed transaction and the expected date of closing of the transaction. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those expressed in any forward-looking statement.

Important risk factors that may cause such a difference in connection with the proposed transaction include, but are not limited to, the following factors: (1) the risk that the conditions to the closing of the transaction are not satisfied; (2) litigation relating to the transaction; (3) uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; (4) risks that the proposed transaction disrupts the current plans and operations of Avago or Broadcom; (5) the ability of Avago and Broadcom to retain and hire key personnel; (6) competitive responses to the proposed transaction; (7) unexpected costs, charges or expenses resulting from the transaction; (8) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (9) the combined companies’ ability to achieve the growth prospects and synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the combined companies’ existing businesses and the indebtedness planned to be incurred in connection with the transaction; and (10) legislative, regulatory and economic developments. These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the joint proxy statement/prospectus that is included in the Registration Statement on Form S-4 that has been filed with the SEC in connection with the proposed transaction. The forward-looking statements in this document speak only as of this date. Neither Broadcom nor Avago undertake any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to Broadcom’s overall business, including those more fully described in Broadcom’s filings with the Securities and Exchange Commission (“SEC”) including its annual report on Form 10-K for the fiscal year ended December 31, 2014, and its quarterly reports filed on Form 10-Q for the current fiscal year, and Avago’s overall business and financial condition, including those more fully described in Avago’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended November 2, 2014, and its quarterly reports filed on Form 10-Q for its current fiscal year. The forward-looking statements in this document speak only as of date of this document. We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.

Additional Information and Where to Find It

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities. Pavonia Limited (“Holdco”) and Safari Cayman L.P. (“New LP”) filed with the SEC a Registration Statement on Form S-4 which includes the joint proxy statement of Avago and Broadcom and also constitutes a prospectus of Holdco and New LP. The Registration Statement on Form S-4 was declared effective by the SEC on September 25, 2015. Each of Broadcom and Avago have mailed the joint proxy statement/prospectus to their respective shareholders.

Broadcom and Avago also plan to file other documents with the SEC regarding the proposed transaction. This document is not a substitute for any prospectus, proxy statement or any other document which Broadcom and Avago has filed or may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF BROADCOM AND AVAGO ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). In addition, investors and shareholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents filed with the SEC by the parties on Broadcom’s Investor Relations website (www.broadcom.com/investors) (for documents filed with the SEC by Broadcom) or Avago Investor Relations at (408) 435-7400 or investor.relations@avagotech.com (for documents filed with the SEC by Avago, Holdco or New LP).